UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 9, 2012 (July 3, 2012)

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2012, the Board of Directors of Supreme Industries, Inc. (the “Company”) adopted the 2012 Supreme Cash and Equity Bonus Plan (the “Bonus Plan”).

The Bonus Plan is intended to provide financial incentives to certain executive officers and key employees (“Participants”) of the Company and its subsidiaries through the use of “at risk” variable pay tied to specific performance goals.  Participants in the Bonus Plan will have the opportunity to earn a bonus paid out in the form of cash, as well as a bonus paid out in the form of equity, for the attainment of Bonus Plan goals during the 2012 fiscal year.

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company has established target awards, quantitative performance goals, and qualitative performance goals for certain Participants.  However, with respect to Mr. Matthew W. Long, Interim Chief Executive Officer, Chief Financial Officer, Treasurer, and Assistant Secretary, the Compensation Committee made recommendations to the Company’s Board of Directors, which then acted to establish his targets and goals.

Quantitative goals selected for Mr. Long include net income, gross margin, and inventory turns.  Quantitative goal achievement shall be weighted 50% for net income and 25% for each of the other goals.  Qualitative goals selected include the successful transition from the Office of the President to the new CEO, establishing a perpetual inventory system, and successful completion of his personal goal(s).  Qualitative goal achievement shall weight these qualitative goals one third each.

Award achievement will be weighted so that quantitative performance goals will account for two thirds and qualitative performance goals will account for one third of the total award.  Participants may earn from 0 to 150% of his or her target for achievement of quantitative goals and may earn from 0% to 100% of his or her target for achievement of qualitative goals.

After completion of the fiscal year, the Compensation Committee shall certify to what extent the performance goals were met and determine the award payable to each Participant based on information supplied and certified by management.  The Compensation Committee may, in its discretion, adjust the payout of an award, including reducing the award to zero, based upon relevant individual or business factors or to prevent enlargement or dilution of the award in case of extraordinary events. Payment of cash awards shall be made in a lump sum payment in cash.  Payment of equity awards shall be made in the form of a grant of restricted stock units pursuant to the Supreme Industries, Inc. 2012 Long-Term Incentive Plan, which will vest over three years in equal increments.  The earned restricted stock units will convert on a one-for-one basis into the Company’s common stock when they are settled.  Payment of cash Awards and determination and grant of equity awards shall be made as soon as reasonably practicable in 2013, but no later than March 15, 2013.

The plan contains a recoupment feature so that, if the Board of Directors learns of any intentional misconduct by a Participant which directly contributes to the Company having to restate all or a portion of its financial statements, the Board may, in its sole discretion, require the Participant to reimburse the Company for the difference between any awards paid to the Participant based on achievement of financial results that were subsequently the subject of a restatement and the amount the Participant would have earned as awards under the 2012 Bonus Plan based on the financial results as restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: July 9, 2012	By:	/s/ Matthew W. Long
Matthew W. Long
Interim Chief Executive Officer,
Chief Financial Officer